Exhibit 16.1

Accountants and Business Advisors

May 26, 2005

U.S.Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re:   Cuisine Solutions, Inc.
         File No. 1-32439

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cuisine Solutions, Inc. dated May 25, 2005 and agree with the statements concerning our Firm contained therein.

Very truly yours,

                         /s/ Grant Thornton LLP

Suite 300
2070 Chain Bridge Road
Vienna, VA 22182-2536
T  703.847.7500
F  703.848.9580
W  www.grantthornton.com

Grant Thornton LLP
US Member of Grant Thornton International